Exhibit 99.1

CECO Environmental Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Information

In thousands, except share data

On September 3, 2015, the Company completed its acquisition of PMFG, Inc., a Delaware corporation (“PMFG”). Pursuant to an Agreement and Plan of Merger, dated as of May 3, 2015 (the “Merger Agreement”), among the Company, Top Gear Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Top Gear Acquisition II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub II”), and PMFG, Merger Sub I merged with and into PMFG (the “First Merger”), with PMFG as the surviving corporation, and subsequently, also on September 3, 2015, the surviving corporation of the First Merger merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving as a wholly owned subsidiary of the Company under the name “PMFG Acquisition LLC.”

In the First Merger, PMFG’s shareholders had the option to elect to exchange each share of PMFG common stock for either (i) $6.85 in cash, without interest (the “Cash Consideration”), or (ii) shares of the Company’s common stock valued at $6.85 (the “Stock Consideration”), based on the volume weighted average trading price of the Company’s common stock for the 15-trading day period ending on September 2, 2015, the last trading day before the closing of the First Merger (the “Company Trading Price”), subject to a collar so that there was a maximum exchange ratio of 0.6456 shares of Company common stock for each share of PMFG common stock and a minimum exchange ratio of 0.5282 shares of Company common stock for each share of PMFG common stock. Overall elections were subject to proration so that in the aggregate approximately 45% of the PMFG shares were exchanged for cash and 55% for shares of Company common stock.

At the effective time of the First Merger, approximately 44.5% of the shares of PMFG common stock converted into the right to receive the $6.85 per share Cash Consideration, for an approximate total of $64.6 million in aggregate Cash Consideration. The Company Trading Price was $9.6655. As a result, each of the remaining shares of PMFG common stock converted into the right to receive 0.6456 shares of Company common stock, or an approximate total of 7,602,328 shares of Company common stock in aggregate Stock Consideration. Accordingly, the fair value of the common stock issued has been determined to be $72.1 million, which reflects the estimated fair value of the shares based on the closing price of CECO’s common stock on the acquisition date. Following the issuance of these additional shares, there were approximately 33,962,292 shares of Company common stock issued and outstanding.

In accordance with the proration and reallocation provisions of the Merger Agreement, because the $6.85 per share Cash Consideration was oversubscribed by PMFG shareholders prior to the election deadline on September 1, 2015 at 5:00 p.m. Eastern time (the “Election Deadline”), (a) each PMFG share for which a valid stock election was made or for which no valid cash or stock election was made prior to the Election Deadline was automatically cancelled and converted into the right to receive the Stock Consideration and (b) each PMFG shareholder of record that made a valid cash election prior to the Election Deadline will receive (i) the Cash Consideration for approximately 58.05% of such holder’s PMFG shares for which a valid cash election was made and (ii) the Stock Consideration for approximately 41.95% of such holder’s PMFG Shares for which a valid cash election was made.

No fractional shares of Company common stock were issued to any PMFG shareholder in the First Merger. Each PMFG shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the First Merger received cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $9.6655 (which represents the Company Trading Price).

In addition, holders of outstanding PMFG options and restricted stock units received an aggregate amount of cash equal to approximately $1.6 million as consideration for the cancellation of the options and restricted stock units held by them immediately prior to the effective time of the First Merger.

The following unaudited pro forma condensed combined financial information of CECO reflects the pro forma impact of three transactions: The Emtrol Transaction (which term is defined below) that was completed in November 2014; the CCA Transaction (which term is defined below) that was completed in March 2014; and the Mergers that were completed in September 2015.

The unaudited pro forma condensed combined statements of income assume that the Emtrol Transaction, the CCA Transaction and the Mergers were consummated on January 1, 2014. The unaudited pro forma condensed combined statements of income should be read in conjunction with (a) CECO’s Annual Report on Form 10-K for the year ended December 31, 2014, (b) CECO’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, (c) PMFG’s Annual Report on Form 10-K for the year ended June 27, 2015, (d) CECO’s Current Report on Form 8-K/A filed with the SEC on January 20, 2015, (e) PMFG’s Current Report on Form 8-K/A filed with the SEC on June 13, 2014, and (f) PMFG’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2013 and December 27, 2014. The unaudited condensed combined balance sheet as of September 30, 2015 reflects the impact of the Mergers, and is included in CECO’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the Emtrol Transaction, the CCA Transaction and/or the Mergers had been consummated on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of CECO. No effect has been given in the unaudited pro forma condensed combined financial information for the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting as required by the accounting guidance for business combinations. The detailed valuation studies necessary to arrive at the required fair market value of the PMFG assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price have not been completed as of the date of this filing. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Therefore, the actual amounts recorded as of the completion of the analysis might differ materially from the information presented in the unaudited pro forma condensed combined financial statements. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Emtrol Transaction

On November 3, 2014, CECO, through its subsidiary Fisherman-Klosterman, Inc., acquired 100% of the membership interests of Emtrol LLC, a New York limited liability company (“Emtrol”), pursuant to a membership interest purchase agreement among CECO and each of the members of Emtrol (the “Emtrol Transaction”). Emtrol and its subsidiaries are engaged in the business of designing and manufacturing fluid catalytic cracking and industrial cyclone technology for the refinery, petrochemical and chemical sectors.

CECO paid cash at closing of $31.9 million, which was financed with additional debt. CECO also issued 453,858 shares of CECO’s common stock with an agreed upon value of $6.0 million computed based on the average closing price of CECO’s common stock for the thirty trading days immediately preceding the acquisition date. The shares of common stock issued to the former members of Emtrol contain restrictions on sale or transfer for periods ranging from one to two years from the acquisition date. Accordingly, the fair value of the common stock issued has been determined to be $5.8 million, which reflects the estimated fair value of the shares based on the closing price of CECO’s common stock on the acquisition date and a discount related to the sale and transfer restrictions.

CCA Transaction

On March 28, 2014, PMFG, through its subsidiary Peerless Mfg. Co. (“Peerless”), completed the acquisition of substantially all the assets of Combustion Components Associates, Inc. (“CCA”), other than cash and the stock of a CCA subsidiary, pursuant to an asset purchase agreement among PMFG, CCA and the sole shareholder of CCA (the “CCA Transaction”). CCA is a leading provider of in-furnace and post-combustion control technologies. CCA technology is used to improve efficiency and reduce emissions at utility power plants, pulp and paper mills, chemical plants, oil refineries and other industrial facilities.

The purchase price was approximately $8.6 million in cash. Of the purchase price, $1.5 million is in escrow to secure the indemnification obligations of CCA and its sole shareholder.

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical CECO	Historical Emtrol		Pro forma Adjustments Emtrol	Pro forma Condensed Combined CECO	Historical PMFG(1)	Historical CCA		Pro forma Adjustments CCA	Pro forma Condensed Combined PMFG		Pro forma Adjustments PMFG	Pro forma Condensed Combined
	(In thousands, except per share data)
Net sales	$263,217	$33,152			$296,369	$158,145	$2,700			$160,845			$457,214
Cost of sales	178,394	27,479			205,873	112,453	1,755			114,208	H	$925	321,138
											I	132

Gross profit	84,823	5,673		$—	90,496	45,692	945		$—	46,637		(1,057)	136,076
Selling and administrative expenses	51,440	3,929			55,369	50,149	702			50,851			106,220
Acquisitions and integration expenses	1,269	—	A	(343)	926	576	—	A	(576)	—	A	(926)	—
Amortization and earnout expenses	10,151	—	B	1,830	11,981	787	—	G	23	810	J	8,933	21,724
Impairment of intangible assets	—	—			—	26,631	—			26,631			26,631
Legal reserves	300	—			300	—	—			—			300

Income (loss) from operations	21,663	1,744		(1,487)	21,920	(32,451)	243		553	(31,655)		(9,064)	(18,799)
Other (expense) income, net	(2,311)	103			(2,208)	122	—			122	K	(29)	(2,115)
Interest expense	(3,138)	—	C	(60)	(3,792)	(1,779)	—			(1,779)	L	(1,778)	(7,934)
			D	(594)							M	(585)

Income (loss) before taxes	16,214	1,847		(2,141)	15,920	(34,108)	243		553	(33,312)		(11,456)	(28,848)
Income tax expense (benefits)	3,137	267	E	(728)	2,947	(1,053)	85	E	188	(780)	E	(3,895)	(1,728)
			F	271
Net income attributable to noncontrolling interest	—	—				167				167			167

Net income (loss)	$13,077	$1,580		$(1,684)	$12,973	$(33,222)	$158		$365	$(32,699)		$(7,561)	$(27,287)

Per share data:
Basic net income (loss) per share	$0.51				$0.50								$(0.81)
Diluted net income (loss) per share	$0.50				$0.49								$(0.80)
Weighted average number of common shares outstanding:
Basic	25,751			380	26,131						N	7,602	33,733
Diluted	26,197			380	26,577						N	7,602	34,179

(1)	Statement of income information for PMFG, Inc. is for the period from December 29, 2013 to December 27, 2014.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2015

	Historical CECO	Historical PMFG(1)		Pro forma Adjustments	Pro forma Condensed Combined
	(In thousands, except per share data)
Net sales	$167,946	$72,464			$240,410
Cost of sales	120,343	54,498	I	$66	174,907

Gross profit	47,603	17,966		(66)	65,503
Selling and administrative expenses	28,104	25,590			53,694
Acquisitions and integration expenses	1,293	—	A	(1,293)	—
Amortization and earnout expenses	10,739	334	J	1,478	12,551
Impairment of intangible assets	—	406		—	406

Income (loss) from operations	7,467	(8,364)		(251)	(1,148)
Other (expense) income, net	(1,174)	371	K	(14)	(817)
Interest (expense) income	(2,134)	(885)	L	(889)	(4,200)
			M	(292)

Income (loss) before taxes	4,159	(8,878)		(1,446)	(6,165)
Income tax expense (benefit)	1,857	111	E	(492)	1,476
Net income attributable to noncontrolling interest	—	49			49

Net income (loss)	$2,302	$(9,038)		$(954)	$(7,690)

Per share data:
Basic net income (loss) per share	$0.09				$(0.23)
Diluted net income (loss) per share	$0.09				$(0.22)
Weighted average number of common shares outstanding:
Basic	26,278		N	7,602	33,880
Diluted	26,644		N	7,602	34,246

(1)	Statement of income information for PMFG, Inc. is for the period from December 28, 2014 to June 27, 2015.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(amounts in thousands, except share data)

1. Description of Transaction

On September 3, 2015, the Company completed its acquisition of PMFG, Inc., a Delaware corporation (“PMFG”). Pursuant to an Agreement and Plan of Merger, dated as of May 3, 2015 (the “Merger Agreement”), among the Company, Top Gear Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Top Gear Acquisition II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub II”), and PMFG, Merger Sub I merged with and into PMFG (the “First Merger”), with PMFG as the surviving corporation, and subsequently, also on September 3, 2015, the surviving corporation of the First Merger merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving as a wholly owned subsidiary of the Company under the name “PMFG Acquisition LLC.”

In the First Merger, PMFG’s shareholders had the option to elect to exchange each share of PMFG common stock for either (i) $6.85 in cash, without interest (the “Cash Consideration”), or (ii) shares of the Company’s common stock valued at $6.85 (the “Stock Consideration”), based on the volume weighted average trading price of the Company’s common stock for the 15-trading day period ending on September 2, 2015, the last trading day before the closing of the First Merger (the “Company Trading Price”), subject to a collar so that there was a maximum exchange ratio of 0.6456 shares of Company common stock for each share of PMFG common stock and a minimum exchange ratio of 0.5282 shares of Company common stock for each share of PMFG common stock. Overall elections were subject to proration so that in the aggregate approximately 45% of the PMFG shares were exchanged for cash and 55% for shares of Company common stock.

At the effective time of the First Merger, approximately 44.5% of the shares of PMFG common stock converted into the right to receive the $6.85 per share Cash Consideration, for an approximate total of $64.6 million in aggregate Cash Consideration. The Company Trading Price was $9.6655. As a result, each of the remaining shares of PMFG common stock converted into the right to receive 0.6456 shares of Company common stock, or an approximate total of 7,602,328 shares of Company common stock in aggregate Stock Consideration. Accordingly, the fair value of the common stock issued has been determined to be $72.1 million, which reflects the estimated fair value of the shares based on the closing price of CECO’s common stock on the acquisition date. Following the issuance of these additional shares, there were approximately 33,962,292 shares of Company common stock issued and outstanding.

In accordance with the proration and reallocation provisions of the Merger Agreement, because the $6.85 per share Cash Consideration was oversubscribed by PMFG shareholders prior to the election deadline on September 1, 2015 at 5:00 p.m. Eastern time (the “Election Deadline”), (a) each PMFG share for which a valid stock election was made or for which no valid cash or stock election was made prior to the Election Deadline was automatically cancelled and converted into the right to receive the Stock Consideration and (b) each PMFG shareholder of record that made a valid cash election prior to the Election Deadline will receive (i) the Cash Consideration for approximately 58.05% of such holder’s PMFG shares for which a valid cash election was made and (ii) the Stock Consideration for approximately 41.95% of such holder’s PMFG Shares for which a valid cash election was made.

No fractional shares of Company common stock were issued to any PMFG shareholder in the First Merger. Each PMFG shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the First Merger received cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $9.6655 (which represents the Company Trading Price).

In addition, holders of outstanding PMFG options and restricted stock units received an aggregate amount of cash equal to approximately $1.6 million as consideration for the cancellation of the options and restricted stock units held by them immediately prior to the effective time of the First Merger.

As a result of the First Merger, shares of PMFG common stock have ceased trading on the NASDAQ Global Select Market Exchange and have been delisted.

2. Basis of Presentation

The following unaudited pro forma condensed combined financial information of CECO reflects the pro forma impact of three transactions: The Emtrol Transaction (which term is defined below) that was completed in November 2014; the CCA Transaction (which term is defined below) that was completed in March 2014; the Mergers that were completed in September 2015.

The unaudited pro forma condensed combined statements of income assume that the Emtrol Transaction, the CCA Transaction and the Mergers were consummated on January 1, 2014. The unaudited pro forma condensed combined statements of income should be read in conjunction with (a) CECO’s Annual Report on Form 10-K for the year ended December 31, 2014, (b) CECO’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, (c) PMFG’s Annual Report on Form 10-K for the year ended June 27, 2015, (d) CECO’s Current Report on Form 8-K/A filed with the SEC on January 20, 2015, (e) PMFG’s Current Report on Form 8-K/A filed with the SEC on June 13, 2014, and (f) PMFG’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2013 and December 27, 2014. The unaudited condensed combined balance sheet as of September 30, 2015 reflects the impact of the Mergers, and is included in CECO’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015.

CECO’s most recent fiscal year end was December 31, 2014, and PMFG’s most recent fiscal year end for which financial information was available was June 27, 2015. In order to provide more comparable information, and for the purpose of preparing unaudited pro forma information, CECO has computed certain financial information for PMFG as if PMFG’s most recent fiscal year end was December 31, 2014. This information is unaudited and derived from PMFG’s audited financial statements as of June 28, 2014 and its unaudited financial statements as of December 27, 2014 and December 28, 2013. Management of CECO believes this presentation provides better information given the presentation of comparable results for equal twelve-month periods.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the Emtrol Transaction, the CCA Transaction and/or the Mergers had been consummated on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of CECO. No effect has been given in the unaudited pro forma condensed combined financial information for the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting as required by the accounting guidance for business combinations. The detailed valuation studies necessary to arrive at the required fair market value of the PMFG assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price have not been completed as of the date of this filing. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Therefore, the actual amounts recorded as of the completion of the analysis might differ materially from the information presented in the unaudited pro forma condensed combined financial statements. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Emtrol Transaction

On November 3, 2014, CECO, through its subsidiary Fisherman-Klosterman, Inc., acquired 100% of the membership interests of Emtrol LLC, a New York limited liability company (“Emtrol”), pursuant to a membership interest purchase agreement among CECO and each of the members of Emtrol (the “Emtrol Transaction”). Emtrol and its subsidiaries are engaged in the business of designing and manufacturing fluid catalytic cracking and industrial cyclone technology for the refinery, petrochemical and chemical sectors.

CECO paid cash at closing of $31.9 million, which was financed with additional debt. CECO also issued 453,858 shares of CECO’s common stock with an agreed upon value of $6.0 million computed based on the average closing price of CECO’s common stock for the thirty trading days immediately preceding the acquisition date. The shares of common stock issued to the former members of Emtrol contain restrictions on sale or transfer for periods ranging from one to two years from the acquisition date. Accordingly, the fair value of the common stock issued has been determined to be $5.8 million, which reflects the estimated fair value of the shares based on the closing price of CECO’s common stock on the acquisition date and a discount related to the sale and transfer restrictions.

CCA Transaction

On March 28, 2014, PMFG, through its subsidiary Peerless Mfg. Co. (“Peerless”), completed the acquisition of substantially all the assets of Combustion Components Associates, Inc. (“CCA”), other than cash and the stock of a CCA subsidiary, pursuant to an asset purchase agreement among PMFG, CCA and the sole shareholder of CCA (the “CCA Transaction”). CCA is a leading provider of in-furnace and post-combustion control technologies. CCA technology is used to improve efficiency and reduce emissions at utility power plants, pulp and paper mills, chemical plants, oil refineries and other industrial facilities.

The purchase price was approximately $8.6 million in cash. Of the purchase price, $1.5 million is in escrow to secure the indemnification obligations of CCA and its sole shareholder.

Acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. The unaudited pro forma condensed combined statements of income do not include Emtrol, CCA, or PMFG acquisition-related transaction costs.

3. Assets Acquired and Liabilities Assumed

A summary of the total purchase price consideration to be allocated by CECO in the acquisition of PMFG is provided below.

Cash payments at closing	$64,580
Value of common stock transferred	72,146

Total purchase price consideration to be allocated	$136,726

The preliminary estimated assets acquired and liabilities assumed by CECO in the acquisition of PMFG, reconciled to the consideration transferred, are provided below and are presented as if the acquisition had occurred on June 30, 2015.

Book value of net assets acquired	$87,612
Less noncontrolling interest(1)	(6,000)
Adjustment for elimination of historical goodwill	(15,799)
Adjustment for elimination of historical intangible	(10,441)

Adjusted book value of net tangible assets acquired	55,372
Adjustments to:
Fair Market Value Tangible Assets	2,475
Goodwill	46,604
Intangible assets—finite life	34,900
Intangible assets—indefinite life	10,750
Deferred tax liability	(13,375)

Total purchase price consideration to be allocated	$136,726

(1)	The book value of the non-controlling interest approximates its fair value.

4. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; and Note 3. Assets Acquired and Liabilities Assumed.

Adjustments under the heading “Pro Forma Adjustments” represent the following:

A.	To eliminate acquisition expenses recorded by CECO and PMFG. Such acquisition expenses consist of legal, investment banking, accounting and other transaction-related expenses associated with the Mergers and past acquisitions.

B.	To record the incremental amortization expense related intangible assets acquired in the Emtrol Transaction. The following is a summary of the acquired intangible asset categories, fair value and average amortization periods:

	Fair Value	Average Amortization Period	Estimated Annual Amortization Expense
Intangible assets—finite life Customer relationships	$10,740	Cash flow	$1,908
Intangible assets—finite life Tradename	$1,390	10 years	$139
Intangible assets—finite life Noncompetition agreements	$760	5 year	$152

Total	$12,890		$2,199

C.	To record amortization of $370 of debt issuance costs paid in connection with the Emtrol Transaction.

D.	To record interest on the additional $32,000 term loan facility in connection with the Emtrol Transaction at Eurocurrency (as defined in the credit agreement) rate plus 200 basis points (2.25%, which is the market rate as of the date of this filing).

E.	To record tax consequences of the pro forma adjustments at the current statutory rate of 34%.

F.	To record U.S. Federal and New York State taxes at a combined rate of 36%, as the U.S. Emtrol entity is now taxed as a C-Corp.

G.	To record the incremental amortization expense related intangible assets acquired in the CCA Transaction. The following is a summary of the acquired intangible asset categories, fair value and average amortization periods:

	Fair Value	Average Amortization Period	Estimated Annual Amortization Expense
Intangible assets—indefinite life Design guidelines	$1,350	Indefinite	$—
Intangible assets—finite life Customer relationships	$900	10 years	$90
Intangible assets—indefinite life Tradenames	$450	Indefinite	$—
Intangible assets—finite life Backlog	$60	0.5 years	$60

Total	$2,760		$150

H.	To record step up to fair value on acquired work in progress and finished goods inventory of $925, which is expected to turnover within one year.

I.	To record step up on acquired personal and real property of $1,550 and the associated depreciation expense. The personal property is to be depreciated over an average of 8 years, and the real property over an average of 40 years, for incremental depreciation of $132 annually.

J.	To record the incremental amortization expense related intangible assets acquired in the Mergers. CECO engaged a third party valuation specialist to assist management. Based on the preliminary assessment, the acquired intangible asset categories, fair value and average amortization periods are as follows:

	Fair Value	Average Amortization Period	Estimated Annual Amortization Expense
Intangible assets—finite life customer relationships and other	$21,160	Cash flow	$2,328
Intangible assets—finite life technology	7,620	Cash flow	1,295
Intangible assets—finite life backlog	6,120	1 year	6,120
Intangible assets—indefinite life tradenames	10,750	Indefinite	—

Total	$45,650		$9,743

The preliminary estimated fair value of customer relationships and backlog is based upon estimated discounted cash flows associated with existing customers and projects using historical and market participant data. The preliminary estimated fair value of the tradename and technology is based on the “relief from royalty” method under which fair value is estimated to be the present value of royalties saved because CECO owns the tradename and technology and, therefore, does not have to pay a royalty for its use.

K.	To adjust for foregone interest income on cash paid for the acquisition of $11,494. The estimated amount of foregone interest is based on an estimated 0.25% yield based on average available short-term interest rates during such time.

L.	To record interest expense on the revolving credit facility and term loan facility of $53,086 under CECO’s credit facilities in connection with the PMFG acquisition at 90 Day LIBOR plus 300 bps (3.35%).

M.	To record expense on approximately $2,925 of deferred charges related to debt issuance costs and commitment fees associated with the amended debt facilities in connection with the Mergers and record the expense of $585 annually. For more information on the amended debt facilities, see CECO’s Form 8-K filed with the SEC on September 3, 2015.

N.	To record the issuance of an estimated 7.6 million shares of CECO common stock with an estimated value of $72,146.